Exhibit 99.2

SPECIAL MEETING OF STOCKHOLDERS OF ESSENDANT INC.

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of Essendant Inc.

Common Stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1.

Vote by Telephone — Call toll-free from the U.S. or Canada at 1-866-776-5642, on a touch-tone telephone. If outside the U.S. or Canada, call 1-646-880-9097. Please follow the simple instructions provided. You will be required to provide the unique control number printed below.

OR

2.

Vote by Internet—Please access https://www.proxyvotenow.com/esnd, and follow the simple instructions provided. Please note you must type an “s” after http. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a proxy card.

OR

3.

Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please sign, date and return the proxy card in the envelope provided, or mail to: Essendant Inc., c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, NY 10150-5155.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark vote as in this sample:	X

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR PROPOSALS 1, 2 AND 3.

	FOR	AGAINST	ABSTAIN
1.

Approve of the issuance of common stock in connection with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 12, 2018, as it may be amended from time to time, among Essendant Inc., Elephant Merger Sub Corp., Genuine Parts Company and Rhino SpinCo, Inc. (the “Share Issuance”);

	☐	☐	☐

2.

Approve of the adjournment of the special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the Share Issuance; and

	☐	☐	☐

3.

Approve on an advisory (non-binding) basis of certain compensation arrangements that may be paid or become payable to Essendant Inc.’s named executive officers in connection with the merger contemplated by the Merger Agreement.

	☐	☐	☐

Date: , 2018

Signature

Signature (If jointly held)

Title(s)

NOTE: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

ESSENDANT INC.

Special Meeting of Stockholders

[●], 2018 [●]:00 PM

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Paul S. Williams, Jr., Brendan J. McKeough, and Janet H. Zelenka, or any of them, as proxies, with full power of substitution and with all the powers the undersigned would possess if present, to vote all the shares of common stock of ESSENDANT INC. (the “Company”) which the undersigned is entitled to vote on all matters that may properly come before the Special Meeting of Stockholders to be held at the Company’s offices located at ONE PARKWAY NORTH BOULEVARD, DEERFIELD, IL on [●], 2018 at [●]:00 p.m., Central Time, and at any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed and dated on reverse side